ALONG MOBILE TECHNOLOGIES, INC.
INDEPENDENT DIRECTOR’S CONTRACT

This agreement (“Agreement”) is made as of the 10th day of May 2007 and is by and between Along Mobile Technologies, Inc., a Nevada corporation (the “Company”), and Erping Yang (the “Director”).

BACKGROUND

The Board of Directors of the Company desires to appoint Director to fill an existing vacancy and to have the Director perform the duties of independent director and Director desires to be so appointed for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration for the above recited promises and the mutual promise contained herein, the adequacy and sufficiency of which are hereby acknowledge, Company and Director hereby agree as follows:

1.
 DUTIES. The Company requires that the Director be available to perform the duties of an independent director and such other duties customarily related to this function as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company’s constituent instruments, including its certificate or articles of incorporation, bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including the Nevada General Corporation Law. Director agrees to devote as much time as is necessary to perform completely the duties as Director of the Company and as a member of any such committees the Director is or may hereafter be appointed to. The Director will perform such duties described herein in accordance with the general fiduciary duty of Directors arising under the Nevada General Corporation Law and Chapter 78 of the Nevada Revised Statutes.

2.
TERM. The term of this Agreement shall commence as of the date of the Director’s appointment by the Board of Directors of the Company, in the event the Director is appointed to fill a vacancy or the date of the Director’s election by the stockholders of the Company and shall continue until the Director’s removal or resignation. Each 12-month period ending on the anniversary date of the Director’s appointment shall constitute a Service Year.

3.
COMPENSATION. For all services to be rendered by Director in any capacity hereunder, the Company agrees to pay Director a fee of $2,000 in cash per Service Year, paid in equal quarterly installments throughout the Company’s fiscal year (“Compensation”). Compensation shall be paid to Director at the commencement of every quarter. Should Director begin his services after the commencement of the quarter, Director’s initial payment will be calculated by multiplying the remaining days in the quarter by the daily amount of stock and cash payment to which Director is entitled, on the basis of a 365-day year. Such Compensation and grant shares may be adjusted from time to time as agreed by the parties

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4.
EXPENSES. In addition to any other compensation, the Company will reimburse Director for pre-approved reasonable business related expenses incurred in good faith in the performance of Director’s duties for the Company. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5.
CONFIDENTIALITY. The Company and Director each acknowledge that , in order for the intents and purposes of this Agreement to be accomplished, Director shall necessarily obtain access to certain confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company (“Confidential Information”). Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

6.
NON-COMPETE. To the exclusion of any relationship, in existence at the time this Agreement is entered into, in which Director is employed by or has an ownership interest in another business, during the Term and for a period of twelve (12) months following the Director’s removal or resignation from the Board of Directors of the Company or any of its Subsidiaries or Affiliates (the “Restricted Period”), the Director shall not, directly or indirectly, or in any manner whatsoever: (i) engage in the business of another company competitive with the Company’s current lines of business, or any business then engaged in by the Company, its Subsidiaries, or Affiliates; or (ii) have any interest as owner, sole proprietor, shareholder, partner , lender, director, officer, manager, employee, consultant, agent, or otherwise, in any business competitive with the Company’s business; provided, however, that Director may hold, directly or indirectly, solely as an investment, not more than one percent (1%) of the outstanding securities of any person or entity which are listed on any national securities exchange or regularly traded in the over-the-counter market notwithstanding the fact that such person or entity is engaged in a business competitive with the Company’s Business. In addition, during the Restricted Period, the Director shall not develop any property for use in the Company’s Business on behalf of any person or entity other than the Company, its subsidiaries and Affiliates.

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7.
TERMINATION. With or without cause, the Company and Director may each terminate this Agreement at any time upon ten (10) days written notice. If the director voluntarily resigns prior to the end of a quarter, the Company shall be entitled to receive, upon written request by the Company, a refund of the portion of the Compensation that relates to the remaining days of the quarter. The refund will be calculated by multiplying the remaining days in the quarter by the daily amount of stock and cash payment to which the Director is entitled, on the basis of a 365-day year. Such written request must be submitted within ninety (90) days of the termination date. Nothing contained herein or omitted herefrom shall prevent the shareholder(s) of the Company from removing Director with immediate effect at any time for any reason.

8.	INDEMNIFICATION. Please see agreement simultaneously executed with this Agreement entitled, “Director and Officer Indemnification Agreement.”

9.	EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

10.
NOTICE. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified in filings made by the Company with the U.S. Securities and Exchange Commission and if by fax to (202) 318-2502.

11.
GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Nevada without reference to the state’s conflicts of laws principals.

12.
ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

13.
MISCELLANEOUS. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the within Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

14.	ARTICLE HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.
COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

16.
ENTIRE AGREEMENT. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

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IN WITNESS WHEREOF, the parties hereto have caused this Independent Director’s Contract to be duly executed and signed as of the day and year first above written.

ALONG MOBILE TECHNOLOGIES, INC.

By:	/s/ Li Jianwei
Li Jianwei, CEO and President

INDEPENDENT DIRECTOR

By:	/s/ Erping Yang
Erping Yang, Director

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